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                                                            EXHIBIT 5(A) & 23(A)

                           RITCHIE & REDIKER, L.L.C.
                               Attorneys At Law
                             312 North 23rd Street
                           Birmingham, Alabama 35203
                                 205-251-1288

Carolyn L. Duncan                                                  Facsimile
                                                                  205-324-7832


                                 December 29, 1997

Citation Corporation
2 Office Park Circle
Suite 204
Birmingham, Alabama 35223


     Re:  Form S-8 Registration Statement
          Citation Corporation 1994 Incentive Award Plan


Gentlemen:

     We have acted as counsel for Citation Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 of up to 1,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock") to be issued pursuant to and in accordance with the terms of the Company's 1994 Incentive Award Plan, as amended (the "Plan"). We have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock pursuant to the Plan as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that:

     1. The Company was duly organized and incorporated and is validly existing under the laws of the State of Delaware, with an authorized capitalization consisting of 35,000,000 shares, divided into 30,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. The proposed offer and sale pursuant to the Plan of up to 1,000,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and such shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                                       Yours very truly,


                                       RITCHIE & REDIKER, L.L.C.


                                       By: /s/ Carolyn L. Duncan
                                           ----------------------
                                           Carolyn L. Duncan, Esq.